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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 4, 1997, in Pre-effective Amendment Number 1 to the Registration Statement (Form S-4 No. 333-34519) and related Prospectus of Pen-Tab Industries, Inc. for the Offer to Exchange its Series B 10 7/8% Senior Subordinated Notes due 2007 for any and all of its outstanding 10 7/8% Senior Subordinated Notes due 2007.

                                                  /s/ Ernst & Young LLP

Vienna, Virginia

May 6, 1997